Exhibit 99.1


FOR IMMEDIATE RELEASE              Contact:  Antonio L. DeLise
                                             President, Chief Executive Officer
                                             & Chief Financial Officer
                                             PubliCARD, Inc.
                                             (212) 651-3120

PubliCARD, INC. ANNOUNCES FIRST QUARTER RESULTS

      NEW YORK - May 14, 2004 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the quarter ended March 31, 2004.


      Sales for the first quarter of 2004 declined to $828,000, compared to $1,413,000 a year ago. The Company experienced substantially reduced volume in its direct sales channel in the United Kingdom as well as a decline in revenues through its U.S. distribution partners. The Company reported a net loss for the quarter ended March 31, 2004 of $503,000, or $0.02 per share, compared with net income of $1,000,000, or $0.04 per share, a year ago. The 2004 and 2003 results include gains of $477,000 and $1,707,000, respectively, relating to various insurance settlements.

      As of March 31, 2004, cash and short-term investments totaled $2,871,000. In February 2004, the Company entered into a binding agreement to assign to a third party certain insurance claims against a group of historic insurers. The claims involve several historic general liability policies of insurance issued to the Company. After allowance for associated expenses and offsetting adjustments, the Company received net proceeds of approximately $477,000 in May 2004.

About PubliCARD, Inc.

         Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

         Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC.

                                (table to follow)

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                        (in thousands, except share data)
                                   (unaudited)


                                                        2004            2003
                                                        ----            ----
Revenues                                            $      828          $ 1,413

Cost of sales                                              406              619
     Gross margin                                          422              794
                                                    ----------       ----------
Operating expenses:
     General and administrative                            663              704
     Sales and marketing                                   419              482
     Product development                                   178               89
     Amortization of intangibles                            10               10
                                                    ----------       ----------
                                                         1,270            1,285
                                                    ----------       ----------
     Loss from operations                                 (848)            (491)
                                                    ----------       ----------

Other income (expenses):

     Interest income                                         6                3

     Interest expense                                       (4)              (3)

     Cost of pensions - non-operating                     (134)            (217)

     Gain on insurance recoveries                          477            1,707
     Other income (expenses), net                            -                1
                                                    ----------       ----------
                                                           345            1,491
                                                    ----------       ----------

Net (loss) income                                       $ (503)         $ 1,000
                                                    ==========       ==========

Basic and diluted (loss) earnings per common share     $  (.02)          $  .04
                                                    ==========       ==========

Weighted average shares outstanding:
     Basic                                          24,690,902       24,315,902
                                                    ==========       ==========
     Diluted                                        24,690,902       26,103,402
                                                    ==========       ==========


See Note 1 below.

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                   CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
                      March 31, 2004 AND DECEMBER 31, 2003
                        (in thousands, except share data)

                                                                                                 March 31,          December 31,
                                                                                                   2004                 2003
                                                                                                ----------          ------------
                                                                                                (unaudited)
                                               ASSETS

Current assets:
     Cash, including short-term investments of $2,836 and $3,501 in 2004
          and 2003, respectively                                                                  $   2,871         $  3,580
     Trade receivables, less allowance for doubtful accounts of $89 and $115
          in 2004 and 2003, respectively                                                                967            1,133
     Inventories                                                                                        659              635
     Prepaid insurance and other                                                                      1,096              440
                                                                                                  ---------         --------
          Total current assets                                                                        5,593            5,788
                                                                                                  ---------         --------

Equipment and leasehold improvements, net                                                               159              191
Goodwill and intangibles                                                                                812              822
Other assets                                                                                            548              598
                                                                                                  ---------         --------
                                                                                                  $   7,112         $  7,399
                                                                                                  =========         ========

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Trade accounts payable and overdraft                                                         $   1,472         $  1,569
     Accrued liabilities                                                                              5,923            5,206
                                                                                                  ---------         --------
          Total current liabilities                                                                   7,395            6,775

Other non-current liabilities                                                                         3,150            3,552
                                                                                                  ---------         --------
          Total liabilities                                                                          10,545           10,327
                                                                                                  ---------         --------

Commitments and contingencies

Shareholders' deficit:
     Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized;
       565 shares issued and outstanding as of March 31, 2004 and December 31,                        2,825            2,825
        2003
     Common shares, $0.10 par value: 40,000,000 shares authorized; 24,690,902
       shares issued and outstanding as of March 31, 2004 and December 31, 2003                       2,469            2,469
     Additional paid-in capital                                                                     108,119          108,119
     Accumulated deficit                                                                           (114,120)        (113,617)
     Other comprehensive loss                                                                        (2,726)          (2,724)
                                                                                                  ---------         --------
          Total shareholders' deficit                                                                (3,433)          (2,928)
                                                                                                  ---------         --------
                                                                                                  $   7,112         $  7,399
                                                                                                  =========         ========

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

    The condensed consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for a number of years. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $2.9 million at March 31, 2004. The Company also had a working capital deficit of $1.8 million and an accumulated deficit of $114.1 million at March 31, 2004.

    If the distress termination of the Company's defined benefit pension plan for which the Company has applied is completed, for which no assurance can be given, the Company's 2003 and 2004 funding requirements to the plan could be eliminated, in which case management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through December 31, 2004. However, additional capital will be necessary in order to operate beyond December 2004 and to fund the current business plan and other obligations. While the Company is actively considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will eliminate the 2003 or 2004 funding requirements for the defined benefit pension plan or be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it may not be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which could have a material adverse effect on its business and results of operations and could lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors' report on the Company's Consolidated Financial Statements for the year ended December 31, 2003 contained an emphasis paragraph concerning substantial doubt about the Company's ability to continue as a going concern.